Registration No. 33-_____
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM S-8
                           REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                          Ruddick Corporation
         (Exact name of registrant as specified in its charter)
    NORTH CAROLINA                                     56-0905940
  (State or other jurisdiction                   (I.R.S. Employer
 of incorporation or organization)            Identification No.)

               2000 TWO FIRST UNION CENTER
                CHARLOTTE, NORTH CAROLINA               28282
         (Address of Principal Executive Offices)     (Zip Code)

                       RUDDICK CORPORATION 1993 INCENTIVE
                  STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                           (Full Title of the Plan)

                           DONALD B. WILLIFORD
                           RUDDICK CORPORATION
                         2000 TWO FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28282
                     (Name and address of agent for service)

                             (704) 372-5404
    (Telephone number, including area code, of agent for service)

                               Copy To:
                          LARRY J. DAGENHART
                  SMITH HELMS MULLISS & MOORE, L.L.P
                        227 NORTH TRYON STREET
                   CHARLOTTE, NORTH CAROLINA 28202

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement

                 CALCULATION OF REGISTRATION FEE
Title of each Class of        Amount to be   Proposed Maximum
Securities to be Registered    Registered       Offering
                                            Price PerShare (1)

Common Stock . . . . . . . .500,000 shares      $19 1/4

Proposed Maximum           Amount of
    Aggregate          Registration Fee
Offering Price(1)

$9,625,000                  $3,319

(1) Pursuant to Rules 457(h) and 457(c), based on the price of the Common Stock with respect to which options granted may be exercised.
PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting the Prospectus of Ruddick Corporation (the "Registrant")with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to the Secretary,Ruddick Corporation, 2000 Two First Union Center, Charlotte, North Carolina 28282. Telephone requests may be directed to (704) 372-5404.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1993;

           (b)     The Registrant's Quarterly Reports on Form
10-Q for the quarters ended January 2, 1994, April 3, 1994 and
July 3, 1994;

           (c) The Registrant's Current Report on Form 8-K dated November 18, 1993; and

           (d) The description of the Common Stock to which this Registration Statement relates contained in the Registrant's Registration Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by all subsequent amendments and reports filed for the purposes of updating such description.

     Any document filed by the Registrant with the Commission pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto, which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof or thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary, Ruddick Corporation, 2000 Two First Union Center, Charlotte,North Carolina 28282.
Telephone requests may be directed to (704) 372-5404.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of the Registrant's Common Stock to be issued pursuant to this Registration Statement were passed upon by Smith Helms Mulliss & Moore, L.L.P., 227 North Tryon
Street, Charlotte, North Carolina 28202.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers and no resolutions adopted by the Registrant, relating to indemnification. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, officers, employees or agents against liability and expenses, including reasonable attorneys' fees, arising out of their status or activities as such, except for liability or expenses incurred on account of activities that were at the time known or reasonably should have been known by such person to be clearly in conflict with the best interests of the Registrant. The Registrant shall also indemnify such persons for reasonable costs, expenses and attorneys' fees in connection with enforcement of rights to indemnification granted therein, if it is determined, by judicial decision or by agreement of the parties, that such person is entitled to indemnification thereunder. As authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise. In addition, the Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55 of the Act.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54 of the Act.

     In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE SET FORTH IN EXHIBIT 99.2 HERETO AND INCORPORATED HEREIN BY REFERENCE.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or are incorporated by reference in this Registration Statement.

 EXHIBIT NO.        DESCRIPTION OF EXHIBIT

     5.1          Opinion of Smith Helms Mulliss & Moore, L.L.P.
                  as to legality of securities

    23.1          Consent of Smith Helms Mulliss & Moore, L.L.P.
                  (included in Exhibit 5.1)

    23.2          Consent of Arthur Andersen LLP

    24.1          Power of Attorney

    24.2 Certified Resolution authorizing signature of Registration Statement

    99.1 Ruddick Corporation 1993 Incentive Stock Option and Stock Appreciation Rights Plan

    99.2 Provisions of North Carolina law relating to indemnification

ITEM 9.  UNDERTAKINGS.

     (a)     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 22, 1994.

                                      RUDDICK CORPORATION

                                   By:     /s/ JOHN W. COPELAND
                                             John W. Copeland
                                                President

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                TITLE                   DATE

/S/ JOHN W. COPELAND       President and       November 22, 1994
John W. Copeland           Director (Principal
                           Executive Officer)

/S/ RICHARD N. BRIGDEN     Vice President      November 22, 1994
Richard N. Brigden         -Finance (Principal
                           Financial Officer)

/S/ DOUGLAS A. STEPHENSON  Treasurer           November 22, 1994
Douglas A. Stephenson      (Principal
                           Accounting Officer)

THOMAS M. BELK*            Director             November 22, 1994
Thomas M. Belk

EDWIN B. BORDEN, JR.*      Director             November 22, 1994
Edwin B. Borden, Jr.

ALAN T. DICKSON*           Director             November 22, 1994
Alan T. Dickson

R. STUART DICKSON*         Director             November 22, 1994
R. Stuart Dickson

BEVERLY F. DOLAN*          Director             November 22, 1994
Beverly F. Dolan

RODDEY DOWD, SR.*          Director             November 22, 1994
Roddey Dowd, Sr.

JAMES E. S. HYNES*         Director             November 22, 1994
James E. S. Hynes

HUGH L. MCCOLL, JR.*       Director             November 22, 1994
Hugh L. McColl, Jr.

E. C. WALL, JR.*           Director             November 22, 1994
E. C. Wall, Jr.


*By:      /S/ RICHARD N. BRIGDEN
              Richard N. Brigden
               Attorney-in-Fact